As filed with the Securities and Exchange Commission on May 28, 2020
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIRTUSA CORPORATION
(Exact Name of Registrant as specified in its charter)
Delaware	04-3512883
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
132 Turnpike Rd
Southborough, Massachusetts 01772
(508) 389-7300
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Kris Canekeratne
Chairman and Chief Executive Officer
Virtusa Corporation
132 Turnpike Rd
Southborough, Massachusetts 01722
(508) 389-7300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Paul D. Tutun, Esq. Executive Vice President and General Counsel 132 Turnpike Rd Southborough, Massachusetts 01772 (508) 389-7300	John J. Egan III, Esq. Joseph C. Theis, Jr., Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000
Approximate date of commencement of proposed sale to the public: From time to time or at one time as determined by the Registrant after the date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share		$	$	$

(1)
An indeterminate number of shares of common stock of the Registrant may be sold from time to time in unspecified numbers and at indeterminate prices, by selling stockholders to be named in a prospectus supplement, pursuant to this Registration Statement.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

Prospectus
VIRTUSA CORPORATION
Common Stock
On May 3, 2017, we sold $108,000,000 of our Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock” and together with the Series A Preferred Stock, the “Preferred Stock”) to Orogen Viper LLC (the “selling stockholders”). We sold the Preferred Stock to the selling stockholders in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus may be used from time to time by the selling stockholders to offer the shares of our common stock, par value $0.01 per share (“common stock”), issuable upon conversion of the Preferred Stock or payment of Preferred Stock dividends, if any, in any manner described under “Plan of Distribution” in this prospectus. The price to the public for the shares and the proceeds to the selling stockholders at any time will depend on the terms of such sale. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders.
The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices, but are not required to sell all or any of the shares. See “Plan of Distribution” below for additional information on how the selling stockholders may conduct sales of our common stock. Other than underwriting discounts and commissions and legal fees of the selling stockholders, if any, we have agreed to bear all reasonable expenses incurred in connection with the registration and sale of the common stock offered by the selling stockholders and to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act. Each time any common stock is offered pursuant to this prospectus, we will provide a prospectus supplement containing more specific information about the offering, including the identities of, and the number of shares of our common stock to be sold by, the selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision. This prospectus may not be used to offer and sell shares of our common stock unless accompanied by a prospectus supplement.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “VRTU.” On May 27, 2020, the last reported sale price of our common stock was $32.31 per share. Our principal executive offices are located at 132 Turnpike Road, Southborough, Massachusetts 01772.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THIS PROSPECTUS BEGINNING ON PAGE 1 AND ANY APPLICABLE PROSPECTUS SUPPLEMENT, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 28, 2020.

Neither we nor the selling stockholders have authorized anyone to provide you any information other than that contained or incorporated by reference in this prospectus or any prospectus supplement, and in other offering material, including free writing prospectuses, if any, or information contained in documents which you are referred to by this prospectus or any prospectus supplement, or in other offering material, if any. We and the selling stockholders do not take any responsibility for, nor can we or they provide any assurance as to the reliability of, any other information that others may give you. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement. Neither we nor the selling stockholders are offering to sell any securities in any jurisdiction where such offer and sale are not permitted.

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About this Prospectus
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. By using a shelf registration statement, the selling stockholders may sell at any time, and from time to time, an indeterminate amount of common stock in one or more offerings. You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Incorporation of Information Filed with the SEC” on page 9. The selling stockholders may sell some or all of their respective shares in one or more transactions from time to time.
This prospectus provides you with only a general description of common stock the selling stockholders may offer. It is not meant to be a complete description. Each time the selling stockholders sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the common stock offered. We and any underwriter or agent that the selling stockholders may from time to time retain may also provide other information relating to an offering, which we refer to as “other offering material.” The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of our common stock, together with additional information described in the section entitled “How to Obtain More Information” and any other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.
You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “How to Obtain More Information.”
Unless the context otherwise requires, all references to “we,” “us,” “our company” or “the company” in this prospectus refer collectively to Virtusa Corporation and its subsidiaries.
Forward-looking Statements
This prospectus contains forward-looking statements within the meaning of the federal securities laws. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates,” or other comparable terms. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financial results; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements involve inherent risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. We urge you to consider the risks and uncertainties discussed elsewhere in this prospectus under “Risk Factors” and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus, in evaluating our forward-looking statements. We have no plans to update our forward-looking statements to reflect events or circumstances occurring after the date of this prospectus, except as required by law. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.

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About Virtusa Corporation
Virtusa is a global provider of digital engineering and information technology (“IT”) outsourcing services that accelerate business outcomes for its clients. We support Forbes Global 2000 clients across large, consumer-facing industries like banking, financial services, insurance, healthcare, communications, technology, and media and entertainment, as these clients seek to improve their business performance through accelerating revenue growth, delivering compelling consumer experiences, improving operational efficiencies, and lowering overall IT costs. We provide services across the entire spectrum of the IT services lifecycle, from consulting, to technology and user experience (“UX”) design, development of IT applications, systems integration, digital engineering, testing and business assurance, and maintenance and support services, including cloud, infrastructure and managed services. We help our clients solve critical business problems by leveraging a combination of our distinctive consulting approach, unique platforming methodology, and deep domain and technology expertise.
Our services enable our clients to accelerate business outcomes by consolidating, rationalizing and modernizing their core customer facing processes into one or more core systems. We help organizations realize the benefits of digital transformation (“DT”) and cloud transformation (“CT”) by bringing together digital infrastructure, analytics and intelligence and customer experience by engineering the digital enterprise of tomorrow on the cloud. We deliver cost effective solutions through a global delivery model, applying advanced methods such as Agile, an industry standard technique designed to accelerate application development. We use our Digital Transformation Studio (DTS), which is built by Virtusa’s engineering teams that have decades of industry knowledge and experience. These teams are certified and leverage Virtusa’s industry leading tools and assets, providing speed and transparency. DTS engineering tools drive software development lifecycle (SDLC) automation to improve quality, enabling speed and increasing productivity.
Headquartered in Massachusetts, we have offices throughout the Americas, Europe, Middle East and Asia, with global delivery centers in the United States, India, Sri Lanka, Hungary, Singapore, Poland, Mexico and Malaysia. We also have many employees who work with our clients either onsite or virtually, which offers flexibility for both clients and employees.
We were originally incorporated in Massachusetts in November 1996 as Technology Providers, Inc. We reincorporated in Delaware as eRunway, Inc. in May 2000 and subsequently changed our name to Virtusa Corporation in April 2002. Our principal executive offices are located at 132 Turnpike Road, Southborough, Massachusetts 01772, and our telephone number at this location is (508) 389-7300. Our website address is www.virtusa.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus and is not part of this prospectus.
Risk Factors
Investing in our securities involves risks. You should carefully consider the risk factors described in Part I — Item 1A, “Risk Factors” in our Annual Report on Form 10-K, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 on file with the SEC, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific offering. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the section entitled “How to Obtain More Information” on page 9 of this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our common stock. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.
Use of Proceeds
We will not receive any proceeds from the sale of the common stock by the selling stockholders to be named in a prospectus supplement.

Description of Capital Stock
General
The following is a summary of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated by-laws and certain provisions of the General Corporation Law of the State of Delaware (the “DGCL”). This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated by-laws, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part. References in this section to the “Company,” “we,” “us,” and “our” refer to Virtusa Corporation and not to any of its subsidiaries.
Our amended and restated certificate of incorporation provides for common stock and authorizes shares of undesignated preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors. The total amount of our authorized capital stock consists of 125,000,000 shares, all with a par value of $0.01 per share, of which 120,000,000 shares are designated as common stock and 5,000,000 shares are designated as preferred stock.
As of March 31, 2020, we had 30,132,825 shares of common stock outstanding, held of record by 27 stockholders. Of the preferred stock, 70,000 shares were initially designated 3.875% Series A Convertible Preferred Stock upon issuance and 38,000 shares were initially designated 3.875% Series A-1 Convertible Preferred Stock upon issuance. On May 17, 2017, all shares of Series A-1 Convertible Preferred Stock were automatically converted into shares of Series A Convertible Preferred Stock on a one to one basis. As of May 27, 2020, there were 108,000 shares of Series A Convertible Preferred Stock outstanding.
Common Stock
Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of the Series A Convertible Preferred Stock and any other series of preferred stock that we may designate and issue in the future. Except as described below in “Series A Convertible Preferred Stock” and “Certain anti-takeover provisions of our certificate of incorporation and by-laws,” a majority vote of our outstanding shares of capital stock entitled to vote is generally required to take action under our certificate of incorporation and by-laws.
Series A Convertible Preferred Stock
The Series A Convertible Preferred Stock has a liquidation preference of $1,000 per share. In addition, cumulative preferred dividends accumulate on the Series A Convertible Preferred Stock at a rate of 3.875% per annum, and are payable quarterly in arrears. The payments on such dividends may be paid in cash or, at our option, in shares of our common stock. We may only pay such dividends in shares of common stock on or after August 1, 2018, subject to an aggregate share cap and so long as we have paid full cumulative dividends on the Series A Convertible Preferred Stock for all past dividend periods, and there is adequate current public information with respect to the Company and no volume limitations would apply to the resale of such shares, in each case under Rule 144 under the Securities Act.
The Series A Convertible Preferred Stock is convertible at the option of the holders at any time into shares of the Company’s common stock at an initial conversion rate of 27.77778 shares of common stock per share of Preferred Stock (which is equal to an initial conversion price of approximately $36.00 per share of common stock), subject to certain customary anti-dilution adjustments. If at any time after May 3, 2020, the closing sale price of our common stock exceeds 150% of the then applicable conversion price of the Series A Convertible Preferred Stock for at least 20 trading days during a period of 30 consecutive trading days, the Company may cause some or all of the Series A Convertible Preferred Stock to be converted into shares of common stock at the then applicable conversion rate. Upon the conversion of the Series A Convertible Preferred Stock into common stock, we are required to pay all accumulated but unpaid dividends in additional shares of common stock valued at the then applicable conversion price on the date of such conversion.
Holders of Series A Convertible Preferred Stock are entitled to vote generally with the holders of common stock on an as-converted basis (including with respect to election of the members of our board of directors). Holders of Series A Convertible Preferred Stock are also entitled to certain limited special approval rights, including with respect to amendments to the Company’s organizational documents that have an adverse effect on the Series A Convertible Preferred Stock, certain issuances of senior or pari passu securities, certain purchases, redemptions or other acquisitions of junior securities or payments, dividends or distributions thereon. In addition, so long as any shares of Series A Convertible Preferred Stock are outstanding and the initial purchaser and its affiliates collectively beneficially own at least a majority of the shares of Series A Convertible Preferred Stock beneficially owned by such holders immediately following the closing of our offering on May 3, 2017, the holders of Series A Convertible Preferred Stock, voting as a separate class by majority vote, are entitled to elect one director to serve on our board of directors.
With certain exceptions, upon a Fundamental Change (as defined in the Series A Convertible Preferred Stock Certificate of Designations), the holders of the Series A Convertible Preferred Stock may require that the Company repurchase for cash all or any whole number of shares of Series A Convertible Preferred Stock at a per-share repurchase price equal to 100% of the liquidation preference of such shares, plus accumulated and unpaid dividends. If we fail to effect such repurchase, the dividend rate on the Series A Convertible Preferred Stock will increase by 1% per annum and an additional 1% per annum on each anniversary of the date that the Company is required to effect such repurchase, during the period in which such failure to effect the repurchase is continuing, except that the dividend rate will not increase to more than 6.875% per annum. The definition of Fundamental Change includes a sale of substantially all the Company’s assets, a change of control of the Company by way of a tender offer, merger or similar event, the adoption of a plan relating to the Company’s liquidation or dissolution and certain delistings of our common stock, except in certain cases described in the Certificates of Designations in which the consideration received or to be received by the Company’s common stockholders in a sale or change of control transaction consists primarily of publicly listed and traded securities.
Holders of Series A Convertible Preferred Stock that are converted in connection with a Make-Whole Fundamental Change, as defined in the Series A Convertible Preferred Stock Certificate of Designations, are, under certain circumstances, entitled to an increase in the conversion rate for such shares of Series A Convertible Preferred Stock based on the effective date of such event and the applicable price attributable to the event as set forth in a table contained in the Series A Convertible Preferred Stock Certificate of Designations. The definition of Make-Whole Fundamental Change includes a sale of substantially all the Company’s assets, a change of control of the Company by way of a tender offer, merger or similar event, the adoption of a plan relating to the Company’s liquidation or dissolution and certain delistings of our common stock.
If any shares of Series A Convertible Preferred Stock have not been converted into common stock prior to May 3, 2024 (the “Maturity Date”), the Company will be required to repurchase such shares at a repurchase price equal to the liquidation preference of the repurchased shares plus the amount of accumulated and unpaid dividends thereon. If we fail to effect such repurchase, the dividend rate on the Series A Convertible Preferred Stock will increase by 1% per annum and an additional 1% per annum on each anniversary of the Maturity Date during the period in which such failure to effect the repurchase is continuing, except that the dividend rate will not increase to more than 6.875% per annum.
Pursuant to the Series A Convertible Preferred Stock Certificate of Designations and the investment agreement for our Series A Convertible Preferred Stock offering (the “Investment Agreement”), we have, to the fullest extent permitted by the DGCL, renounced any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity or classes or categories of business opportunities that may be a corporate opportunity for the initial purchaser of the Series A Convertible Preferred Stock, its director designees or their respective affiliates, as well as their respective principals, directors, general partners, officers, employees, agents and representatives acting on their behalf, except to the extent any such opportunity which is expressly offered to, or comes to the knowledge of, any of such persons solely in his or her capacity as a member of our board of directors.
Certain anti-takeover provisions of our certificate of incorporation and by-laws
Our amended and restated certificate of incorporation and by-laws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.
Board composition and filling vacancies.   Subject to the rights of the holders of our Series A Convertible Preferred Stock, who have the right to designate one individual to serve on our board of directors, our board of directors is divided into three classes serving staggered three-year terms, with one class being elected each year. As a result, approximately one-third of the board of directors is elected each year. Our certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board of directors, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. These provisions may deter a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies created by such removal with its own nominees.
No written consent of stockholders.   Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our by-laws or removal of directors by our stockholders without holding a meeting of stockholders.
Meetings of stockholders.   Our certificate of incorporation and by-laws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our by-laws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.
Advance notice requirements.   Our by-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the by-laws.
Amendment to certificate of incorporation and by-laws.   As required by the DGCL, any amendment of our certificate of incorporation must first be adopted by a majority of our board of directors and must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability and the amendment of our certificate of incorporation must be approved by not less than 75% of the outstanding shares entitled to vote on the amendment and not less than 75% of the outstanding shares of each class entitled to vote thereon as a class. Our by-laws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the by-laws; and may also be amended by the affirmative vote of at least 75% of the outstanding shares entitled to vote on the amendment, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated preferred stock.   Our certificate of incorporation provides for 5,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.
Section 203 of the Delaware General Corporation Law
We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
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before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers and employee stock plans, in some instances

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at or after the time the stockholder became interested, the business combination was approved by our board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder

Section 203 defines a business combination to include:
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any merger or consolidation involving the corporation and the interested stockholder

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any sale, lease, exchange, mortgage, pledge, transfer or other disposition involving the interested stockholder of 10% or more of the assets of the corporation

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subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder

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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation

NASDAQ Global Market listing
Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “VRTU.”

Transfer agent and registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Selling Stockholders
Information regarding the beneficial ownership of our common stock by selling stockholders, the numbers of shares being offered by selling stockholders and the number of shares beneficially owned by selling stockholders after the applicable offering, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference. Selling stockholders may be deemed to be underwriters in connection with the common stock they resell and any profits on the sales may be deemed to be underwriting discounts and commission under the Securities Act. The selling stockholders named in any prospectus supplement are stockholders who acquire shares of common stock and related registration rights in connection with transactions covered under Rule 145 of the Securities Act, and may include certain of our affiliates.
Plan of Distribution
The selling stockholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of common stock (collectively, “Securities”) covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution designated by the selling stockholders.
The selling stockholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the Securities covered by this prospectus, but they will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the Securities. We will not receive any proceeds from the sale of the Securities covered hereby.
The selling stockholders may sell the Securities covered by this prospectus from time to time, and may also decide not to sell all or any of the Securities that they are allowed to sell under this prospectus. The selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling stockholders in one or more types of transactions, which may include:
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purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the Securities for whom they may act as agent;

•
one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•
ordinary brokerage transactions or transactions in which a broker solicits purchases;

•
purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•
the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of Securities;

•
short sales or transactions to cover short sales relating to the Securities;

•
one or more exchanges or over the counter market transactions;

•
through distribution by a selling stockholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•
privately negotiated transactions;

•
the writing of options, whether the options are listed on an options exchange or otherwise;

•
distributions to creditors and equity holders of the selling stockholders; and

•
any combination of the foregoing, or any other available means allowable under applicable law.

A selling stockholder may also resell all or a portion of its Securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided such selling stockholder meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.
The selling stockholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling stockholder or borrowed from the selling stockholders or others to settle such third-party sales or to close out any related open borrowings of common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part as may be required.
In addition, the selling stockholders may engage in hedging transactions with broker-dealers in connection with distributions of Securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell securities short and redeliver securities to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling stockholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Securities to investors in our securities or the selling stockholders’ securities or in connection with the offering of other securities not covered by this prospectus.
To the extent necessary, the specific terms of the offering of Securities, including the specific Securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling stockholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from the selling stockholders. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.
Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving Securities. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.
In connection with sales of Securities covered hereby, the selling stockholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling stockholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Selling stockholders who are “underwriters” under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the NASDAQ Stock Market in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.
We and the selling stockholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the selling stockholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling stockholders or their affiliates in the ordinary course of business.
The selling stockholders will be subject to applicable provisions of Regulation M of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the selling stockholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. These restrictions may affect the marketability of such Securities.
In order to comply with applicable securities laws of some states or countries, the Securities may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any Securities of a selling stockholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.
In connection with an offering of Securities under this prospectus, the underwriters may purchase and sell securities of the Company in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NASDAQ Stock Market or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.
Legal Matters
The validity of the common stock offered by this prospectus is being passed upon by Goodwin Procter LLP, Boston, Massachusetts and for any underwriters or agents by counsel named in the applicable prospectus supplement.
Experts
The consolidated financial statements and schedule of Virtusa Corporation as of March 31, 2020 and 2019 and for each of the years in the three-year period ended March 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated herein by reference herein, and upon authority of such firm as experts in accounting and auditing.
How To Obtain More Information
We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance with those requirements file reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.virtusa.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
Incorporation of Information Filed with the SEC
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we may disclose important information to you by referring you to other documents. The information we incorporate by reference is considered a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:
•
Our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 filed on May 28, 2020; and

•
The description of our common stock contained in our Registration Statement on Form 8-A filed on July 27, 2007, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC on or after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 and prior to completion of this offering, as well as any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the filing date of the registration statement of which this prospectus is a part. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:
Virtusa Corporation
Attn: Secretary
132 Turnpike Rd
Southborough, Massachusetts 01772
(508) 389-7300
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
Neither we nor the selling stockholders have authorized anyone to provide you any information other than that contained or incorporated by reference in this prospectus or any prospectus supplement, and in other offering material, including free writing prospectuses, if any, or information contained in documents which you are referred to by this prospectus or any prospectus supplement, or in other offering material, if any. We and the selling stockholders do not take any responsibility for, nor can we or they provide any assurance as to the reliability of, any other information that others may give you. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement. Neither we nor the selling stockholders are offering to sell any securities in any jurisdiction where such offer and sale are not permitted.

Virtusa Corporation
Common Stock
PROSPECTUS
May 28, 2020
PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The expenses in connection with the issuance and distribution of the securities being registered will be borne by us and are set forth in the following table (all amounts except the registration fee are estimates):
Registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing fees and expenses		**
Miscellaneous		**
Total	$

*
Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act.

**
Estimated expenses not presently known.

Item 15.   Indemnification of Directors and Officers.
Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.
As permitted by the Delaware General Corporation Law, our seventh amended and restated certificate of incorporation, provides that no director of our company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our certificate of incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
Our certificate of incorporation further provides that any repeal or modification of such article by our stockholders or an amendment to the Delaware General Corporation Law will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.
As permitted by the Delaware General Corporation Law, our amended and restated by-laws, or by-laws, provide that we will indemnify each of our directors and officers and, in the discretion of our board of directors, certain employees, to the fullest extent permitted by the Delaware General Corporation Law as the same may be amended (except that in the case of an amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the Delaware General Corporation Law permitted us to provide prior to such the amendment) against any and all expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by the director, officer or such employee or on the director’s, officer’s or employee’s behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, to which he or she is or is threatened to be made a party because he or she is or was serving as a director, officer or employee of our company, or at our request as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Article V of the by-laws further provides for the advancement of expenses to each of our directors and, in the discretion of the board of directors, to certain officers and employees.
In addition, our by-laws provides that the right of each of our directors and officers to indemnification and advancement of expenses shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the certificate of incorporation or by-laws, agreement, vote of stockholders or otherwise. Furthermore, our by-laws authorizes us to provide insurance for our directors, officers and employees, against any liability, whether or not we would have the power to indemnify such person against such liability under the Delaware General Corporation Law or the by-laws.
We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and the certificate of incorporation and by-laws.
We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16.   Exhibits.
Exhibit Number	Description
4.1	Amended and Restated By-laws of the Registrant (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33625), filed on August 1, 2017 and incorporated herein by reference).
4.2	Amendment No. 1 to Amended and Restated By-laws of the Registrant (previously filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-33625), filed on May 28, 2020 and incorporated herein by reference).
4.3	Seventh Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-141952) and incorporated herein by reference).
4.4	Certificate of the Powers, Designations, Preferences and Rights of the 3.875% Series A Convertible Preferred Stock (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on May 3, 2017 (File No. 001-33625) and incorporated herein by reference).
4.5	Certificate of the Powers, Designations, Preferences and Rights of the 3.875% Series A-1 Convertible Preferred Stock (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on May 3, 2017 (File No. 001-33625) and incorporated herein by reference).
4.6	Specimen certificate evidencing shares of the Registrant’s common stock (previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-141952) and incorporated herein by reference).
4.7	Investment Agreement, dated as of May 3, 2017, by and between the Registrant and Orogen Viper LLC (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on May 3, 2017 (File No. 001-33625) and incorporated herein by reference).
4.8	Fourth Amended and Restated Registration Rights Agreement by and among the Registrant and the Investors named therein, dated as of March 29, 2007 (previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-141952) and incorporated herein by reference).
5.1	Opinion of Goodwin Procter LLP.
23.1	Consent of KPMG LLP.
23.2	Consent of Goodwin Procter (contained in Exhibit 5.1 hereto).
24.1	Powers of Attorney (included on signature page).
Item 17.   Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned registrant hereby undertakes that:
(i) For purposes of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective;
(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Delaware General Corporation Law, the certificate of incorporation or bylaws of the registrant or resolutions of the registrant’s board of directors adopted pursuant thereto, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement (the “Registration Statement”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southborough, Commonwealth of Massachusetts, on this 28th day of May, 2020.
VIRTUSA CORPORATION
By:
/s/ KRIS CANEKERATNE

Kris Canekeratne
Chairman and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kris Canekeratne and Ranjan Kalia, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and sign any registration statement (or amendment thereto) for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 28, 2020.
/s/ KRIS CANEKERATNE Kris Canekeratne	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ RANJAN KALIA Ranjan Kalia	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ IZHAR ARMONY Izhar Armony	Director
/s/ VIKRAM S. PANDIT Vikram S. Pandit	Director
/s/ ROWLAND MORIARTY Rowland Moriarty	Director
/s/ WILLIAM K. O’BRIEN William K. O’Brien	Director
/s/ AL-NOOR RAMJI Al-Noor Ramji	Director
/s/ BARRY R. NEARHOS Barry R. Nearhos	Director

/s/ DEBORAH C. HOPKINS Deborah C. Hopkins	Director
/s/ JOSEPH G. DOODY Joseph G. Doody	Director